As filed with the Securities and Exchange Commission on September 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	83-0656612 (I.R.S. Employer Identification Number)

1001 Fannin Street

Suite 450

Houston, Texas 77002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael E. Mercer

President and Chief Executive Officer

1001 Fannin Street, Suite 450

Houston, Texas 77002

(713) 651-1144

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.01 per share	6,223,507	(1)	$19.60	(2)	$121,980,738	(2)	$15,187

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the bid and asked prices per share of Common Stock on September 24, 2018 as quoted on OTCQX Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 25, 2018

PROSPECTUS

Harvest Oil & Gas Corp.

6,223,507 Shares of Common Stock

This prospectus relates to the offer and sale of 6,223,507 shares of our common stock, par value $0.01 per share (“Common Stock”) by the selling stockholders named in this prospectus or in a supplement hereto.

We are registering the offer and sale of the shares of Common Stock to satisfy registration rights we have granted to the selling stockholders pursuant to a registration rights agreement dated as of June 4, 2018 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the shares of Common Stock covered by this prospectus. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of shares of Common Stock.

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. The shares of Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker dealers or agents. The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation by Reference” sections of this prospectus for information about us and our financial statements.

Our Common Stock is quoted on the OTCQX markets (“OTCQX”) under the symbol “HRST.” On September 24, 2018, the last reported sale price of Common Stock on OTCQX was $19.60 per share.

Investing in our Common Stock involves a high degree of risk. Before buying any shares of Common Stock, you should carefully read the discussion of material risks of investing in our Common Stock in “Risk Factors” beginning on page 5 and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated           , 2018

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

Explanatory Note

On April 2, 2018, EV Energy Partners, L.P. (“EVEP”), EV Energy GP, L.P., EV Management, LLC and certain of EVEP’s wholly owned subsidiaries (each a “Debtor” and, collectively, the “Debtors”), filed a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases were administered jointly under the caption In re EV Energy Partners, L.P., et al., Case No. 18-10814 (the “Chapter 11 Cases”).

On May 17, 2018, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Modified Joint Prepackaged Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan”) under Chapter 11 of the Bankruptcy Code, dated May 11, 2018.

On June 4, 2018 (the “Effective Date”), the Plan became effective and the Debtors emerged from their Chapter 11 Cases. In connection with the Chapter 11 Cases and the Plan, EVEP and the Contributing Noteholders (as defined in the Plan) effectuated certain restructuring transactions, pursuant to which EVEP’s equity was cancelled and EVEP transferred all of its assets and operations to Harvest Oil & Gas Corp., a Delaware corporation (“Harvest” or the “Company”) in accordance with the Plan. As a result, EVEP was dissolved and Harvest became the successor reporting company to EVEP pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For more information on the events that occurred and the shares of Common Stock issued in connection with our emergence from bankruptcy, see our Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2018.

Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Effective Date, as contained in this prospectus or incorporated by reference, reflect the actual historical consolidated results of operations and financial condition of EVEP for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of “fresh start” accounting. Accordingly, such financial information may not be representative of our performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to the Company following the Effective Date. The Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 on August 20, 2018, which reflected the adoption of “fresh start” accounting.

1

Prospectus Summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before making an investment decision. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors."

When referring to Harvest Oil & Gas Corp. (formerly known as EV Energy Partners, L.P.) (the “Company,” “us,” “our,” “we," or similar expressions), the intent is to refer to Harvest Oil & Gas Corp., a newly formed Delaware corporation, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made. Harvest Oil & Gas Corp. is the successor issuer of EV Energy Partners, L.P. pursuant to Rule 15d-5 of the Exchange Act.

Our Company

We are an independent oil and natural gas company engaged in the development and production of oil and natural gas properties and all of our operations are located in the United States. As of September 24, 2018, our oil and natural gas properties were located in the Barnett Shale, the San Juan Basin, the Appalachian Basin (which includes the Utica Shale), Michigan, the Mid-Continent area in Oklahoma, Texas, Arkansas, Kansas and Louisiana, the Permian Basin, Central Texas and the Monroe Field in Northern Louisiana.

Recent Developments

On January 1, 2018, we adopted Accounting Standard Update No. 2016-18: Statement of Cash Flows– Restricted Cash (“ASU 2016-18”). The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Thus, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. This change was adopted retrospectively in our condensed consolidated financial statements included in our 2018 Quarterly Reports. We do not believe that the adoption of this ASU has a material impact on our consolidated financial statements, and therefore, our consolidated financial statements included in our 2017 Annual Report have not been recast to reflect this immaterial change. The adoption of this ASU resulted in a change to the consolidated statement of cash flows for the years ended December 31, 2017 and 2016, which will be reflected in our Annual Report on Form 10-K for the year ended December 31, 2018. The adoption of this ASU also resulted in a change to the consolidated statement of cash flows for the year ended December 31, 2015. The following table provides information regarding our cash flows for the years ended December 31, 2017, 2016 and 2015, adjusted to reflect ASU 2016-18 (in thousands):

	Year Ended December 31,
	2017	2016	2015
	(unaudited)
Net cash provided by operating activities	$31,700	$33,875	$141,283
Net cash provided by (used in) investing activities	(82,437)	42,310	258,025
Net cash used in financing activities	(2,000)	(38,967)	(420,916)
Net increase (decrease) in cash, cash equivalents and restricted cash	(52,737)	37,218	(21,608)
Cash, cash equivalents and restricted cash - beginning of year	57,633	20,415	42,023
Cash, cash equivalents and restricted cash - end of year	$4,896	$57,633	$20,415

2

Risk Factors

You should carefully consider the risks described under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement or amendment, our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus in evaluating an investment in our Common Stock. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our Common Stock could decline and you could lose some or all of your investment.

We emerged from bankruptcy under Chapter 11 of the Bankruptcy Code on June 4, 2018. Upon our emergence from bankruptcy, we adopted fresh start accounting. Accordingly, our future financial condition and results of operations may not be comparable to the financial condition or results of operations reflected in our historical financial statements. The lack of comparable historical financial information may discourage investors from purchasing our Common Stock.

Corporate Information

Our Common Stock is quoted on OTCQX under the symbol HRST. Our principal executive offices are located at 1001 Fannin, Suite 450, Houston, Texas 77002. The main telephone number is (713) 651-1144. Information contained on our website, www.hvstog.com, does not constitute a part of this prospectus.

3

The Offering

Common Stock offered by the selling stockholders:	Up to 6,223,507 shares of Common Stock.

Common Stock outstanding as of September 24, 2018, prior to and after giving effect to the shares that may be offered pursuant to this prospectus:	10,000,016 shares of Common Stock.

Use of proceeds:	We will not receive any of the proceeds from the sale of Common Stock that may be sold by the selling stockholders from time to time pursuant to this prospectus.

Risk factors:	Investing in our Common Stock involves substantial risk. For a discussion of risks relating to us, om business and an investment in our Common Stock, see the risk factors described in “Item 1A—Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017, and all other information set forth in this prospectus before investing in om Common Stock.

OTCQX ticker symbol:	“HRST”

4

Risk Factors

You should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein, and in particular, the risks described under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement or amendment, our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus. The risks described in any document incorporated by reference are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If that occurs, the price of our Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to Our Emergence from Bankruptcy

We recently emerged from bankruptcy, which may adversely affect our business and relationships.

It is possible that our having filed for bankruptcy and our recent emergence from bankruptcy may adversely affect our business and relationships with customers, vendors, royalty or working interest owners, contractors, employees or suppliers. Due to uncertainties, may risks exist, including the following:

•	key suppliers, vendors or other contract counterparties may terminate their relationships with us or require additional financial assurances or enhanced performance from us;

•	our ability to renew existing contracts and compete for new business may be adversely affected;

•	our ability to attract, motivate and/or retain key executives may be adversely affected; and

•	competitors may take business away from us, and our ability to attract and retain customers may be negatively impacted.

The occurrence of one or more of these events could have a material and adverse effect on our operations, financial condition and reputation. We cannot assure you that having been subject to bankruptcy protection will not adversely affect our operations in the future.

Our actual financial results after emergence from bankruptcy may not be comparable to our historical financial information as a result of the implementation of the Plan and the transactions contemplated thereby and our adoption of fresh start accounting.

In connection with the disclosure statement we filed with the Bankruptcy Court, and the hearing to consider confirmation of the Plan, we prepared projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon our emergence from bankruptcy. Those projections were prepared solely for the purpose of bankruptcy proceedings and have not been, and will not be, updated on an ongoing basis and should not be relied upon by investors. At the time they were prepared, the projections reflected numerous assumptions concerning our anticipated future performance with respect to prevailing and anticipated market and economic conditions that were and remain beyond our control and that may not materialize. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks and the assumptions underlying the projections and/or valuation estimates may prove to be wrong in material respects. Actual results may vary significantly from those contemplated by the projections. As a result, investors should not rely on these projections.

In addition, upon our emergence from bankruptcy, we adopted fresh start accounting. Accordingly, our future financial conditions and results of operations may not be comparable to the financial condition or results of operations reflected in our Predecessor’s historical financial statements. The lack of comparable historical financial information may discourage investors from purchasing our Common Stock.

5

Upon our emergence from bankruptcy, the composition of our board of directors changed significantly.

Pursuant to the Plan, the composition of our board of directors changed significantly. Upon emergence, our board of directors consists of five directors, only one of whom, our President and Chief Executive Officer, previously served on the board of directors of our Predecessor. The new directors have different backgrounds, experiences and perspectives from those individuals who previously served on our board of directors and, thus, may have different views on the issues that will determine our future. There is no guarantee that our new board of directors will pursue, or will pursue in the same manner, our current strategic plans. As a result, the future strategy and our plans may differ materially from those of the past.

Risks Related to Our Common Stock

The price of our Common Stock may be volatile. This volatility may negatively affect the price of our Common Stock.

The market price our Common Stock may be volatile and may fluctuate significantly in response to a number of factors, most of which we can’t control, including, among others:

•	announcements concerning our competitors, the oil and gas industry or the economy in general;

•	fluctuations in the prices of oil, natural gas and NGLs;

•	general and industry-specific economic conditions;

•	changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

•	additions or departures of key members of management;

•	any increased indebtedness we may incur in the future;

•	speculation or reports by the press or investment community with respect to us or our industry in general;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

•	changes or proposed changes in laws or regulations affecting the oil and gas industry or enforcement of these laws and regulations, or announcements relating to these matters; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which we operate.

These and other factors may lower the market price for our Common Stock, regardless of our actual operating performance. In the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock.

Broad market and industry factors may decrease the market price of our Common Stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including periods of sharp decline. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and be a diversion of our management’s attention and resources.

Sales of our Common Stock by existing stockholders, or the perception that these sales may occur, especially by directors or significant stockholders of the Company, may cause our stock price to decline.

If our existing stockholders, in particular our directors or other affiliates, sell substantial amounts of our Common Stock in the public market, or are perceived by the public market as intending to sell, the trading price of our Common Stock could decline. In addition, sales of these shares of Common Stock could impair our ability to raise capital, should we wish to do so. Up to 6,223,507 shares of our Common Stock may be sold pursuant to this prospectus by the selling stockholders, which represent approximately 62.23% of our outstanding Common Stock as of September 24, 2018. We cannot predict the timing or amount of future sales of our Common Stock by selling stockholders pursuant to this prospectus, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock.

6

The exercise of all or any number of outstanding warrants or the issuance of stock-based awards may dilute your holding of shares of our Common Stock.

At the Effective Date, we issued 10,000,016 shares of Common Stock and 800,000 warrants to purchase 800,000 shares of Common Stock at an exercise price of $37.48 per share, exercisable for a five-year period commencing on the Effective Date. Additionally, an aggregate of 689,362 shares of Common Stock are available for grant to selected employees of the Company or its subsidiaries pursuant to awards under the Company’s 2018 Omnibus Incentive Plan (the “OIP”). The exercise of equity awards, including any stock options that we may grant in the future, and warrants, and the sale of shares of our Common Stock underlying any such options or the warrants, could have an adverse effect on the market for our Common Stock, including the price that an investor could obtain for their shares. Investors may experience dilution in the net tangible book value of their investment upon the exercise of the warrants and any stock options that may be granted or issued pursuant to the OIP in the future.

7

Forward-Looking Statements

Certain statements contained herein that are not descriptions of historical facts are forward-looking statements (each a “forward-looking statement”) within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to, among other things, the following:

•	bankruptcy proceedings and the effect of those proceedings on our ongoing and future operations;

•	our future financial and operating performance and results;

•	our business strategy and plans, and future capital expenditures, including plans to optimize the value of our assets, including our business strategies post-emergence from bankruptcy;

•	our estimated net proved reserves, PV-10 value and standardized measure;

•	our cash flows, liquidity and capital availability;

•	market prices;

•	our financial strategy;

•	our production volumes;

•	our ability to access the capital markets;

•	our future derivative activities; and

•	our plans and forecasts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

All statements, other than statements of historical fact, included in this prospectus are forward-looking statements. These forward-looking statements may be found in “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of this prospectus. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely”, and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. We do not undertake any obligation to update or revise publicly any forward-looking statements, except as required by law. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations expressed herein including, but not limited to:

•	our inability to maintain relationships with suppliers, customers, employees and other third parties as a result of our Chapter 11 Cases;

•	the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations;

•	our need to make accretive acquisitions or substantial capital expenditures to maintain our asset base;

•	the existence of unanticipated liabilities or problems related to acquired or divested businesses or properties;

•	the potential for additional impairments due to continuing or future declines in oil, natural gas and natural gas liquids prices

•	risks relating to any of our unforeseen liabilities;

•	fluctuations in prices of oil, natural gas and natural gas liquids and the length of time commodity prices remain depressed;

•	significant disruptions in the financial markets;

•	future capital requirements and availability of financing;

8

•	uncertainty inherent in estimating our reserves;

•	risks associated with drilling and operating wells;

•	discovery, acquisition, development and replacement of reserves;

•	liquidity and cash flows and their adequacy to fund our ongoing operations;

•	consequences of changes we have made or may make from time to time in the future, to our capital expenditures budget, including the impact of those changes on our production levels, reserves, results of operations and liquidity;

•	changes in the financial condition of counterparties;

•	timing and amount of future production of oil, natural gas and natural gas liquids;

•	availability of drilling and production equipment;

•	marketing of oil, natural gas and natural gas liquids;

•	developments in oil and natural gas producing countries;

•	competition;

•	general economic conditions;

•	governmental regulations;

•	activities taken or non-performance by third parties, including suppliers, contractors, operators, transporters and purchasers of our production and counterparties to our derivative financial instrument contracts;

•	hedging decisions, including whether or not to enter into derivative financial instruments;

•	actions of third party co-owners of interest in properties in which we also own an interest;

•	fluctuations in interest rates and the value of the US dollar in international currency markets; and

•	our ability to effectively integrate companies and properties that we acquire.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors identified in the “Risk Factors” section included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, in Item 1A of our Quarterly Reports on Form 10-Q for the three months ended March 31, 2018 and June 30, 2018, and in “Risk Factors” contained herein. The forward- looking statements speak only as of the date made and, other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for oil, natural gas and natural gas liquids. Declines in prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower prices also may reduce the amount of oil, natural gas or natural gas liquids that we can produce economically. A decline in prices could have a material adverse effect on the estimated value and estimated quantities of our reserves, our ability to fund our operations and our financial condition, cash flows, results of operations and access to capital. Historically, prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.

9

Use of Proceeds

All of the shares of Common Stock covered by this prospectus are being sold by the selling stockholders. See “Selling Stockholders.” We will not receive any proceeds from these sales of our Common Stock.

10

Determination of Offering Price

The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

11

Market for the Securities

Our Common Stock is quoted on OTCQX under the symbol “HRST” and has been trading since September 20, 2018. No established public trading market existed for our Common Stock prior to September 20, 2018. The following table sets forth the per share range of high and low bid information for our Common Stock as reported on September 24, 2018 for the periods presented.

	High	Low
Quarter Ended:
September 30, 2018 (from September 20, 2018 through September 24, 2018)	$20.00	$11.01

The closing price of our Common Stock on September 24, 2018 was $19.60. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of September 24, 2018, we had 10,000,016 shares of Common Stock outstanding. As of September 24, 2018, we had 315 record holders of Common Stock based on information provided by our transfer agent.

12

Dividend Policy

We do not intend to pay cash dividends on our Common Stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business, including exploration, development and acquisition activities as well as continue to reduce debt under our revolving credit facility. Any future dividend payments will be restricted by the terms of the agreement governing our revolving credit facility.

13

Selling Stockholders

This prospectus covers the offering for resale of up to an aggregate of 6,223,507 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

The selling stockholders acquired the shares of Common Stock offered hereby either in connection with our emergence from bankruptcy on June 4, 2018 or in open market purchases. On June 4, 2018, we entered into the Registration Rights Agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders and such information is as of September 7, 2018 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that is covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 10,000,016 shares of Common Stock outstanding as of September 24, 2018.

Certain selling stockholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage		Number	Percentage
Selling stockholders:				—	—
Finepoint Capital funds(3)	3,306,173	33.06%	3,306,173	—	—
FS Investments funds(4)	1,424,606	14.25%	1,424,606	—	—
CQS funds(5)	1,492,728	14.93%	1,492,728	—	—

*	Less than 1%.

(1)	The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
(2)	Assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our Common Stock.

14

(3)	Consists of (i) 1,657,615 shares owned by Finepoint Capital Partners I, LP and (ii) 1,648,558 shares owned by Finepoint Capital Partners II, LP (collectively, the “Finepoint Funds”). Herbert S. Wagner III controls the investment manager and the ultimate General Partner of each of the Finepoint Funds, which have voting and investment power with respect to the Common Stock owned by the Finepoint Funds. Accordingly, Mr. Wagner may be deemed to be the beneficial owner of the foregoing shares of Common Stock. The address of the Finepoint Funds and Mr. Wagner is 500 Boylston Street, 24th Floor, Boston, Massachusetts 02116.
(4)	Includes (i) 7,332 shares held by Race Street Funding LLC (“Race Street”), (ii) 7,166 shares held by Cobbs Creek LLC (“Cobbs Creek”), (iii) 59,488 shares held by FS Investment Corporation III (“FSIC III”) and (iv) 1,350,620 shares held by FS Energy and Power Fund (“FSEP”). FS Investment Corporation (“FSIC”) is the sole member of Race Street. FS Investment Corporation II (“FSIC II”) is the sole member of Cobbs Creek. Each of FSIC, FSIC II, FSIC III and FSEP are externally managed, non-diversified, closed-end management investment companies that have elected to be regulated as business development companies under the Investment Company Act of 1940, as amended. The investment advisor to FSIC, FSIC II and FSIC III is FS/KKR Advisor, LLC (“FS/KKR Advisor”). The investment committee of FS/KKR Advisor makes investment decisions on behalf of FS/KKR Advisor and has the power to vote or to direct the vote of, and to dispose or to direct the disposition of, the Common Shares held by each of Race Street, Cobb Creek and FSIC III. The members of the investment committee of FS/KKR Advisor are Sean Coleman, Brian Gerson, Michael Kelly, Todd Builione, Daniel Pietrzak and Ryan Wilson. The investment advisor to FSEP is FS/EIG Advisor, LLC (“FS/EIG Advisor”). The investment committee of FS/EIG Advisor makes investment decisions on behalf of FS/EIG Advisor and has the power to vote or to direct the vote of, and to dispose or to direct the disposition of, the Common Shares held by FSEP. The members of the investment committee of FS/EIG Advisor are Sean Coleman, Brian Gerson, Michael Kelly, William C. Sonneborn, R. Blair Thomas and Randall S. Wade. FS/KKR Advisor and FS/EIG Advisor are registered investment advisors under the Investment Advisors Act of 1940, as amended. The address of Race Street, Cobbs Creek, FSIC, FSIC II, FSIC III, FSEP, FS/KKR Advisor and FS/EIG Advisor is 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(5)	Includes (i) 225,121 shares held by Biwa Fund Limited (“Biwa”), (ii) 186,642 shares held by Gracechurch Opportunities Fund Limited (“Gracechurch”), (iii) 768,734 shares held by CQS Directional Opportunities Master Fund Limited (“CQS Directional”), (iv) 282,736 shares held by CQS Aiguille du Chardonnet MF S.C.A. Sicav-SIF (“CQS Aiguille”) and (v) 29,495 shares held by CQS Global Funds ICAV, in respect if its Sub-Fund CQS ACS Fund (together with Biwa, Gracechurch, CQS Directional and CQS Aiguille, the “Funds”). The Funds have indicated that Ivelina Green has discretionary voting and investment authority over the shares owned by the Funds. The registered address of Biwa, Gracechurch and CQS Directional is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The registered address of CQS Aiguille is Carré Bonn, 20 rue de la poste, L2346, Luxembourg. The registered address of CQS Global is 6 Custom House Plaza, Harbourmaster Place, Dublin 1, Ireland.

15

Plan of Distribution

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

16

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

17

Description of Capital Stock

Authorized Capitalization

The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the Company is authorized to issue 75 million shares of capital stock, divided into two classes consisting of (a) 65 million shares of Common Stock and (b) 10 million shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors.

The Certificate of Incorporation provides that there are five authorized directorships that comprise the Board (as defined in the Certificate of Incorporation) and no director may be removed, with or without cause, with the affirmative vote or written consent of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors of the Company. After the first election, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that comprise the Board is fixed from time to time exclusively by the Board of Directors of the Company (the “Board”).

The bylaws of the Company (the “Bylaws”) provide that all elections of directors of the Company are determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Company’s securities are listed or as otherwise provided in these Bylaws or the Certificate of Incorporation, all other matters are determined by a majority of the votes cast affirmatively or negatively, on such matter. The Board may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors, upon the affirmative vote of a majority of the remaining directors then in office.

The Board is authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws by the affirmative vote of a majority of the directors. The stockholders by affirmative vote of at least 66 2/3% in voting power of all of the outstanding shares of Common Stock entitle to vote thereon, also have the power to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws.

Dividends

The Board may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation and may be paid in cash, in property or in shares of the capital stock, or in any combination thereof.

Liquidation

Except as otherwise required by the Bylaws or Certificate of Incorporation, the Common Stock will have all rights and privileges typically associated with such securities as set forth in the General Corporation Law of the State of Delaware (“DGCL”) in relation to rights upon liquidation.

Preferred Stock

Under the terms of the Certificate of Incorporation, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.

18

The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

Warrants

As of September 24, 2018, we had 800,000 warrants (the “warrants”) to purchase 800,000 shares of Common Stock outstanding. The warrants were issued under Section 1145 of the U.S. Bankruptcy Code in connection with our emergence from bankruptcy and such warrants were deemed to have been issued, and shares of Common Stock issued upon exercise of such warrants will be deemed to be issued, in a public offering and may be resold as freely tradeable securities under the Securities Act, except for such warrants and shares of Common Stock issued upon exercise of such warrants held by our “affiliates” or holders deemed to be “underwriters,” as that term is defined in Section 1145(b) of the U.S. Bankruptcy Code, who may be subject to applicable resale limitations under Rule 144. The warrants and shares of Common Stock issued upon exercise of such warrants are subject to the Warrant Agreement (as defined below).

The warrants were issued pursuant to a warrant agreement (the “Warrant Agreement”) with certain of our stockholders. Pursuant to the Warrant Agreement, each warrant entitles the holder of such warrant the right to acquire one share of Common Stock at the exercise price initially set at $37.48, subject to adjustment as provided in the Warrant Agreement. The number of shares of Common Stock for which a warrant is exercisable, and the exercise price, are subject to adjustment from time to time upon the occurrence of certain events, including (1) stock splits, reverse stock splits or stock dividends to all or substantially all of the holders of Common Stock, (2) any combination or subdivision in respect of Common Stock or (3) certain special dividends issued to all holders of Common Stock. The warrants will expire on June 4, 2023.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Business Combinations

The Company has opted out of Section 203 of the DGCL.

Special Meetings of Stockholders

The Bylaws provide that, except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of the stockholders, other than those required by statute, may be called at any time pursuant to a resolution adopted by the Board, or upon the request of holders of Common Stock entitled to vote having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted.

19

No Cumulative Voting

The Certificate of Incorporation and Bylaws provide that there will be no cumulative voting by stockholders in the election of directors.

Stockholder Action and Advance Notice Procedure

The Certificate of Incorporation provides that stockholders may take action by written consent if the consent is signed by holders of the Company’s outstanding shares of Common Stock having the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Bylaws state that if notice is provided for a stockholders meeting other than an annual meeting, it will in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting will be limited to the matters so stated in the Company’s notice of meeting (or any supplement thereto).

In addition, the Bylaws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

For nominations of directors or proposals of business to be properly brought before an annual meeting by a stockholder the stockholder must have given timely notice thereof in writing (“Record Stockholder Notice”) to the Secretary of the Company (the “Secretary”) and any such business must be a proper matter for stockholder action under Delaware law. To be timely, a Record Stockholder Notice shall be received by the Secretary at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that, subject to certain exceptions and limitations, (A) if the meeting is convened more than 30 days prior to or delayed by more than 70 days after the one-year anniversary of the preceding year’s annual meeting, or if no annual meeting was held during the preceding year, the Record Stockholder Notice to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the board of directors is increased and a public announcement naming all of the nominees for director or indicating the increase in the size of the board of directors is not made by the Company at least 100 days before the last day a stockholder may timely deliver a notice of nomination as set forth above, a Record Stockholder Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the date on which such public announcement is first made by the Company.

Authorized but Unissued Shares

Under Delaware law, the Company’s authorized but unissued shares of Common Stock are available for future issuance without stockholder approval. The Company may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

20

Corporate Opportunities

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the Company or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces and waives any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company or any of its subsidiaries or any dealings with customers or clients of the Company or any of its subsidiaries) that are from time to time presented to any Identified Person (as defined in the Certificate of Incorporation), even if the transaction, matter or opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person will be liable to the Company or any of its subsidiaries or affiliates for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries.

Without limiting the foregoing renunciation, the Company acknowledges that certain of the stockholders are in the business of making investments in, and have investments in, other businesses similar to and that may compete with the Company’s businesses (“Competing Businesses”), and agrees that each such stockholder has the right to make additional investments in or have relationships with other Competing Businesses independent of its investment in the Company.

Limitation on Liability of Directors and Officers

The Certificate of Incorporation limits liability of directors to the fullest extent that the DGCL or any other law of the state of Delaware, as the same exists or may be amended, permits the limitation or elimination of the liability of directors and provides that no person who is or was a director of the Company will be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, with certain exceptions, the Certificate of Incorporation requires that the Company indemnify its directors and officers to the fullest extent authorized or permitted by applicable law and that the Company pay such expenses in advance. The Company may also maintain directors’ and officers’ liability insurance. The Company believes that these indemnifications provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Forum for Adjudication of Disputes

The Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, subject to the Court of Chancery having personal jurisdiction over the parties named as defendants, will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company; any action asserting breach of a fiduciary duty owed by any director, officer, employee or agent of the Company; any action asserting a claim against the Company or any director or officer arising pursuant to the DGCL, the Certificate Of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction to the Court of Chancery; or any action asserting a claim governed by the internal affairs doctrine. Although the Company has included a choice of forum provision in its amended and restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of the Company’s stockholders to seek remedies under the federal securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

21

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our Common Stock. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect the market price of our Common Stock prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of a substantial number of shares of our Common Stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our Common Stock at such time and our ability to raise equity-related capital at a time and price we deem appropriate.

Sales of Restricted Shares

We have outstanding an aggregate of 10,000,016 shares of Common Stock, all of which were issued under Section 1145 of the U.S. Bankruptcy Code in connection with our Chapter 11 Cases and were deemed to have been issued in a public offering and may be resold as freely tradeable securities under the Securities Act, except for such shares held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act and except as subject to any applicable lock-up agreement as noted below. Of these 10,000,016 shares of Common Stock, we have agreed to register the 6,223,507 shares of Common Stock held by the Selling Stockholders pursuant to the Registration Rights Agreement.

Additionally, we have 800,000 warrants to purchase 800,000 shares of our Common Stock outstanding. The shares of Common Stock issuable upon exercise of the warrants will be available for sale in the public market following their issuance. Please see “—Warrants” below.

Rule 144

In general, under Rule 144 under the Securities Act as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our Common Stock or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of notice of the sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, officers, consultants or advisors who purchases shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to sell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirement of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice filing provisions of Rule 144. The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus.

22

Warrants

In addition to our outstanding shares of Common Stock, there are 800,000 outstanding warrants to purchase 800,000 shares of our Common Stock. The warrants were issued under Section 1145 of the U.S. Bankruptcy Code in connection with our Restructuring and such warrants were deemed to have been issued, and shares of Common Stock issued upon exercise of such warrants will be deemed to be issued, in a public offering and may be resold as freely tradeable securities under the Securities Act, except for such warrants and shares of Common Stock issued upon exercise of such warrants held by our “affiliates” or holders deemed to be “underwriters,” as that term is defined in Section 1145(b) of the U.S. Bankruptcy Code, who may be subject to applicable resale limitations under Rule 144. The warrants and shares of Common Stock issued upon exercise of such warrants are subject to a warrant agreement. For a description of these warrants, please read “Description of Capital Stock—Warrants.”

Stock Issued Under Employee Plans

On June 4, 2018, we filed a registration statement on Form S-8 under the Securities Act to register 689,362 shares of our stock issuable under our 2018 Omnibus Incentive Plan. This registration statement on Form S-8 was effective upon filing. Accordingly, shares registered under such registration statement are available for sale in the open market, unless such shares are subject to vesting restrictions with us or Rule 144 restrictions applicable to our affiliates.

Registration Rights

We have entered into a registration rights agreement with certain of our stockholders pursuant to which the holders of the registrable securities are entitled to certain resale registration rights. The holders party to the registration rights agreement have other customary demand, underwritten offering and piggyback registration rights. These registration rights are subject to certain conditions and limitations, including the limitation of shares that can be included in a registration statement and our right to delay or withdraw a registration statement under certain circumstances.

23

Legal Matters

Certain legal matters in connection with our Common Stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

Experts

The consolidated financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K of EV Energy Partners, L.P. for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to EVEP’s ability to continue as a going concern). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by Cawley, Gillespie & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firm as experts regarding the matters contained in its reports.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-l regarding our Common Stock. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the shares of Common Stock offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus Forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a website on the internet at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website.

We file with or furnish to the SEC periodic reports and other information. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website on the Internet is located at www.hvstog.com and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

We furnish or make available to our stockholders annual reports containing our audited financial statements and furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or any prospectus supplement or amendment or a document incorporated by reference in this prospectus or in any prospectus supplement or amendment will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

24

We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on April 2, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed on May 14, 2018 and August 20, 2018;

•	our Current Reports on Form 8-K filed on January 3, 2018, March 14, 2018, April 2, 2018, April 9, 2018, May 10, 2018, May 18, 2018, June 4, 2018, August 21, 2018 and September 7, 2018.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings by writing or telephoning:

Michael E. Mercer

Harvest Oil & Gas Corp.

1001 Fannin Street, Suite 450

Houston, Texas 77002

(713) 651-1144

25

Part II
Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee	$17,047
Printing and engraving expenses	40,000
Fees and expenses of legal counsel	80,000
Accounting fees and expenses	30,000
Transfer agent and registrar fees	50,000
Miscellaneous	50,000
Total	$267,047

Item 14. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by Former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

26

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Amended and Restated Certificate of Incorporation

The Certificate of Incorporation provides that the Company will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Certificate of Incorporation further provides for the advancement of expenses to each of its officers and directors.

The Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

D&O Insurance and Indemnification Agreements

The Company also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Company would have the power to indemnify such person against such liability under the DGCL or the provisions of the Certificate of Incorporation.

The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require the Company to (a) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company and (b) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Each indemnity agreement is in substantially the form included herein as Exhibit 10.4 to this Registration Statement. The description of the indemnity agreements is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is incorporated herein by reference.

Item 15. Recent Sales of Unregistered Securities.

On the Effective Date, pursuant to the Plan:

•	9,500,000 shares of Common Stock were issued pro rata to holders of the Senior Notes (as defined in the Plan) with claims allowed under the Plan;

•	500,016 shares of Common Stock were issued pro rata to holders of units of EVEP prior to the Effective Date; and

•	800,000 warrants to purchase 800,000 shares of Common Stock were issued to the holders of units of EVEP prior to the Effective Date.

The Common Stock and the warrants to purchase Common Stock (and any shares of Common Stock issued pursuant to the exercise of such warrants) were issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code.

27

As of the date hereof, there were 10,000,016 shares of Common Stock issued and outstanding.

In addition, in connection with the restructuring transactions under the Plan and in reliance on the exemption from the registration requirements of the Securities Act provided by Section 1145 of the Bankruptcy Code, the Company issued (1) 79,000 shares of 8% Cumulative Nonparticipating Redeemable Series A Preferred Stock (the “Series A Preferred Stock”) to its indirectly wholly-owned subsidiary EV Midstream, L.P. for consideration of $790,000 and (2) 21,000 shares of Series A Preferred Stock to one employee of the Company and one employee of EnerVest for consideration of services to the Company pursuant to Preferred Stock Purchase Agreements, dated as of the Effective Date.

The Series A Preferred Stock was issued pursuant to the Certificate of Designations, dated as of the Effective Date. Each holder of the Series A Preferred Stock is entitled to receive mandatory and cumulative dividends payable semi-annually in arrears with respect to each dividend period ending on and including the last calendar day of each six-month period ending June 4 and December 4, at a rate per share of Series A Preferred Stock equal to 8.0% per annum payable upon the Liquidation Preference (as defined in the Certificate of Designations) payable in kind unless another form of payment is designated by the Board of Directors of the Company. In the event that dividends due to each share of Series A Preferred Stock have not been paid for a period of two consecutive Dividend Periods (as defined in the Certificate of Designations), the holders of the Series A Preferred Stock, as an independent class, shall be entitled to nominate and vote to appoint one director of the Board of Directors of the Company. Holders of shares of Series A Preferred Stock have no right, by virtue of their status as holders of shares of Series A Preferred Stock, to vote on any matters on which holders of shares of Common Stock are entitled to vote.

The Series A Preferred Stock shall automatically be redeemed upon the consummation of a Sale Transaction (as defined in the Certificate of Designation) at a price equal to the Accrued Liquidation Preference (as defined in the Certificate of Designation). The Series A Preferred Stock may be redeemed at the option of the Company after June 4, 2023, in whole or in part, at a price equal to the Accrued Liquidation Preference. The Series A Preferred Stock may be redeemed at the option of the holder after June 4, 2039, in whole or in part, at a price equal to the Accrued Liquidation Preference.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Index

Exhibit Number	Description
2.1	First Modified Joint Prepackaged Chapter 11 Plan of Reorganization of EV Energy Partners, L.P. and Its Debtor Affiliates, dated May 17, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by EV Energy Partners, L.P. on May 18, 2018)
3.1	Amended and Restated Certificate of Incorporation of Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 4.1 of the Company’s registration statement on Form S-8 filed on June 4, 2018)
3.2	Certificate of Designations, Preferences and Rights of 8% Cumulative Nonparticipating Redeemable Series A Preferred Stock of Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 4, 2018)
3.3	Amended and Restated Bylaws of Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 4.2 of the Company’s registration statement on Form S-8 filed on June 4, 2018)
4.1	Form of specimen Common Stock certificate of Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 4.3 of the Company’s registration statement on Form S-8 filed on June 4, 2018)
5.1*	Legal opinion of Kirkland & Ellis LLP as to the legality of the securities being registered.
10.1	Third Amended and Restated Credit Agreement dated as of June 4, 2018, is among Harvest Oil & Gas Corp., EV Properties, LLC, JPMorgan Chase Bank, N.A., as administrative agent, and each of the Lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 4, 2018)
10.2	Registration Rights Agreement dated as of June 4, 2018 by and among Harvest Oil & Gas Corp., and the other parties signatory thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 4, 2018)
10.3	Harvest Oil & Gas Corp. Management Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form S-8 filed on June 4, 2018)

28

10.4	Warrant Agreement, dated as of June 4, 2018, between Harvest Oil & Gas Corp., Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 4, 2018)
10.5	Services Agreement, dated as of June 4, 2018, by and among EnerVest, Ltd., EnerVest Operating, L.L.C. and Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on June 4, 2018)
10.6	Form of Indemnification Agreement between Harvest Oil & Gas Corp. and the directors and officers of Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 10.2 of the Company’s registration statement on Form S-8 filed on June 4, 2018)
10.7	Amended and Restated Employment Agreement of Michael E. Mercer, dated June 4, 2018 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on June 4, 2018)
10.8	Amended and Restated Employment Agreement of Nicholas Bobrowski, dated June 4, 2018 (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on June 4, 2018)
10.9	Contribution and Membership Interest Purchase Agreement, dated August 20, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 21, 2018)
10.10	First Amendment to Services Agreement, dated August 17, 2018, by and between Harvest Oil & Gas Corp., EnerVest Ltd. and EnerVest Operating, L.L.C. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 21, 2018)
10.11	Form of Restricted Stock Unit Agreement under the 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed August 21, 2018)
21.1*	List of Significant Subsidiaries
23.1*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP
23.3*	Consent of Cawley, Gillespie & Associates, Inc.
23.4*	Consent of Wright & Company, Inc.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(b)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

29

(d)    that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 43 OB or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(e)    that, for purposes of determining any liability under the Securities Act, the information omitted from the Form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a Form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(f)     that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

30

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 25, 2018.

Harvest Oil & Gas Corp.

By:	/s/ Michael E. Mercer
Name:	Michael E. Mercer
Title:	President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Michael E. Mercer as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of September 25, 2018.

Signature	Title

/s/ Michael E. Mercer	President, Chief Executive Officer and Director (Principal Executive Officer)
Michael E. Mercer

/s/ Nicholas Bobrowski	Vice President and Chief Financial Officer (Principal Financial Officer)
Nicholas Bobrowski

/s/ Ryan J. Flory	Controller (Principal Accounting Officer)
Ryan J. Flory

/s/ Colby Dunn	Director
Colby Dunn

/s/ Patrick Hickey	Director
Patrick Hickey

/s/ James F. Murchison	Director
James F. Murchison

/s/ Steven J. Pully	Director
Steven J. Pully